EXHIBIT 23.1

Consent of Independent Auditors

We consent to the use of our report dated April 27, 2009 with respect to the financial statements of Xenith Bank [In Organization] included in the Current Report on Form 8-K/A (Amendment #2) dated March 5, 2010 of Xenith Bankshares, Inc. We also consent to the incorporation by reference of our report dated April 27, 2009 with respect to the financial statements of Xenith Bank [In Organization] in the Registration Statement on Form S-8 (333-153118) pertaining to the Stock Option Plan of Xenith Bankshares, Inc.

/s/ Ernst & Young LLP

March 4, 2010

Richmond, Virginia